EXHIBIT 99.1

FOR IMMEDIATE RELEASE
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November 3, 2006

FOR MORE INFORMATION, CONTACT:
--------------------------------------------------------------------------------
John M. Lilly, Treasurer and Chief Financial Officer (413) 747-1465

Nasdaq Symbol - WBKC

        WESTBANK REPORTS EARNINGS AND PROGRESS ON MERGER WITH NEWALLIANCE

West Springfield, MA -- Westbank Corporation (Nasdaq: WBKC) today reported net income of $177,000 for the quarter ended September 30, 2006, representing $.04 per share (diluted) and $1,667,000 or $.34 per diluted share for the nine months ended September 30, 2006. This compares to earnings for the quarter and nine months ended September 30, 2005 of $1,198,000 or $.25 per diluted share and $3,857,000 or $.79 per diluted share respectively. Donald R. Chase, President and Chief Executive Officer, said, "Merger-related expenses had a significant impact on earnings for the quarter ended September 30, 2006."

For the quarter and nine-month period ended September 30, 2006, net interest income was $4,810,000 and $15,234,000 respectively compared to $5,583,000 and $17,043,000 for the same periods during 2005. The net interest margin was 2.49% and 2.64% for the three- and nine-month periods ended September 30, 2006 respectively.

The allowance for loan losses was $4,007,000 or .88% of total loans at September 30, 2006 as compared to $4,199,000 or .97% of total loans at December 31, 2005. Excluding U.S.D.A.- and S.B.A.-guaranteed loans, the allowance for loan losses to total loans represented .92% as of September 30, 2006 versus .98% at December 31, 2005. Non-performing loans totaled $1,554,000 or .34% of total loans and the Corporation held other real estate owned totaling $500,000 at September 30, 2006.

Non-interest income was $962,000 for the quarter ended September 30, 2006 versus $1,002,000 for the quarter ended September 30, 2005. Included in the quarter ended September 30, 2005 were gains on the sale of loans totaling $250,000.

Non-interest expense for the three months ended September 30, 2006 totaled $5,471,000 compared to $4,838,000 for the same period of 2005. Included in non-interest expense for the quarter ended September 30, 2006 were merger-related fees totaling $480,000 and a provision for other real estate owned of $108,000.

As of September 30, 2006, securities totaled $317 million as compared to $323 million at December 31, 2005, while net loans grew to $451 million from $428 million at December 31, 2005. Deposits totaled $606 million at September 30, 2006 as compared to $599 million at December 31, 2005 and assets totaled $827 million at September 30, 2006 versus $809 million at December 31, 2005.

On July 18, 2006, Westbank Corporation and NewAlliance Bancshares announced they had entered into a definitive agreement through which NewAlliance Bancshares will acquire Westbank Corporation for approximately $116 million in cash and stock. The acquisition is expected to close early in the first quarter of 2007 and is subject to Westbank shareholder approval, as well as approval of banking regulators.

"We have recently received approval from the Federal Deposit Insurance Corporation and the Board of Governors of the Federal Reserve System, and are awaiting approval from the state regulators. We anticipate holding a special shareholders meeting in December to approve the merger and, in the meantime, we are working with NewAlliance management and staff to ensure a very smooth and successful transition from the Westbank name to that of NewAlliance," according to Chase.

Westbank Corporation is the holding company for Westbank of West Springfield, Massachusetts, a commercial bank and trust company operating 16 banking offices in Massachusetts and Connecticut.

Statements contained in this news release, which are not historical facts, contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties that could cause actual results to differ materially from those currently anticipated due to a number of factors that include, but are not limited to, factors discussed in documents filed by the Corporation with the Securities and Exchange Commission from time to time. The Corporation does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by it or on its behalf.

This press release does not constitute an offer of securities. NewAlliance Bancshares and Westbank Corporation will file a registration statement, a proxy statement/prospectus and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission ("SEC"). Shareholders of Westbank Corporation are urged to read the registration statement, the proxy statement/prospectus and all other documents which will be filed with SEC, and any amendments or supplements to those documents, because they will contain important information which you should consider before making any decision regarding the merger. You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about NewAlliance Bancshares and Westbank Corporation, at the SEC's Web site (http://www.sec.gov) and at their respective Web sites, www.newalliancebank.com and www.westbankonline.com.

Copies of the proxy statement/prospectus can be obtained without charge, when available, by directing a request to NewAlliance Bancshares, Inc., 195 Church Street, New Haven, Connecticut 06510, or to Westbank Corporation, 225 Park Avenue, West Springfield, Massachusetts 01089-3326.

Westbank Corporation and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Westbank Corporation in connection with the merger. Information about the directors and executive officers of Westbank Corporation and their ownership of Westbank Corporation common stock is set forth in its proxy statement for its 2006 Annual Meeting of Shareholders, dated March 15, 2006, filed with the SEC which is available at the Westbank Corporation and SEC Web sites noted above. Additional information regarding the interests of such participants may be obtained by reading the proxy statement/prospectus when it becomes available.

CONDENSED CONSOLIDATED BALANCE SHEETS
Westbank Corporation and Subsidiaries

(In thousands)                                                  SEPTEMBER 30, 2006                December 31, 2005
-------------------------------------------------------------------------------------------------------------------
                                                                                    (Unaudited)
ASSETS
Cash and due from banks
   Non-interest bearing                                         $           13,506                $          13,899
   Interest bearing cash and cash equivalents                                  421                               10
Federal funds sold                                                             511                               24
-------------------------------------------------------------------------------------------------------------------
Total cash and cash equivalents                                             14,438                           13,933
Securities held to maturity                                                166,767                          151,358
Securities available for sale                                              149,746                          172,073
Loans                                             $  454,549                         $  432,459
   Less allowance for loan losses                      4,007                              4,199
-------------------------------------------------------------------------------------------------------------------
Net loans                                                                  450,542                          428,260
Investment in Federal Home Loan Bank stock                                   7,682                            6,450
Bank premises and equipment                                                  8,228                            7,577
Other real estate owned - net                                                  500                              630
Goodwill                                                                     8,837                            8,837
Bank-owned life insurance                                                    9,407                            9,149
Other intangible assets                                                      1,792                            1,792
Investment in unconsolidated investees                                         526                              526
Other assets                                                                 8,585                            8,122
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Total Assets                                                    $          827,050                $         808,707
===================================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
   Non-interest bearing                                         $           78,514                $          84,300
   Interest bearing                                                        527,865                          515,059
-------------------------------------------------------------------------------------------------------------------
      Total deposits                                                       606,379                          599,359
Funds borrowed                                                             148,528                          138,454
Junior subordinated debentures                                              17,526                           17,526
Other liabilities                                                            6,981                            5,990
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   Total Liabilities                                                       779,414                          761,329
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Stockholders' equity
   Common stock                                                              9,699                            9,560
   Unearned compensation - restricted stock                                      -                           (1,424)
   Additional paid in capital                                               18,357                           19,105
   Retained earnings                                                        22,076                           22,417
   Treasury stock                                                             (506)                            (420)
   Accumulated other comprehensive loss                                     (1,990)                          (1,860)
-------------------------------------------------------------------------------------------------------------------
      Total stockholders' equity                                            47,636                           47,378
-------------------------------------------------------------------------------------------------------------------
Total Liabilities and Stockholders' Equity                      $          827,050                $         808,707
===================================================================================================================

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Westbank Corporation and Subsidiaries

                                                  Quarter Ended               Nine Months Ended
                                                  September 30,                 September 30,
(Dollar amounts in thousands,              ---------------------------------------------------------
except per share data)                         2006           2005           2006           2005
----------------------------------------------------------------------------------------------------
                                                                  (Unaudited)
Interest Income:
   Interest and fees on loans              $      7,227   $      6,528   $     20,923   $     19,315
   Interest on securities                         3,971          3,102         11,633          9,332
   Interest from interest-bearing cash
    equivalents and federal funds sold               11              2             27              7
----------------------------------------------------------------------------------------------------
Total interest income                            11,209          9,632         32,583         28,654
Interest expense                                  6,399          4,049         17,349         11,611
----------------------------------------------------------------------------------------------------
Net interest income                               4,810          5,583         15,234         17,043
Provision for loan losses                            45              -             45            140
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Net interest income after
 provision for loan losses                        4,765          5,583         15,189         16,903
----------------------------------------------------------------------------------------------------
Gain on sale of securities
 available for sale                                   -              -              -             96
Gain on sale of loans                                 1            250             17            415
Other non-interest income                           961            752          2,758          2,610
----------------------------------------------------------------------------------------------------
Total non-interest income                           962          1,002          2,775          3,121
----------------------------------------------------------------------------------------------------
Non-interest expense:
   Salaries and benefits                          2,848          2,736          8,573          8,253
   Occupancy - net                                  314            420          1,059          1,324
   Other non-interest expense                     2,309          1,682          5,937          5,003
----------------------------------------------------------------------------------------------------
Total non-interest expense                        5,471          4,838         15,569         14,580
----------------------------------------------------------------------------------------------------
Income before income taxes                          256          1,747          2,395          5,444
Income taxes                                         79            549            728          1,587
----------------------------------------------------------------------------------------------------
Net Income                                 $        177   $      1,198   $      1,667   $      3,857
====================================================================================================
Earnings per share
       - Basic                             $       0.04   $       0.26   $       0.35   $       0.82
       - Diluted                           $       0.04   $       0.25   $       0.34   $       0.79
Weighted average shares outstanding
       - Basic                                4,749,648      4,694,043      4,705,711      4,717,454
       - Diluted                              4,966,217      4,870,555      4,891,475      4,906,499